Exhibit 10.2

FORM OF
STOCK OPTION CERTIFICATE

This Stock Option Certificate certifies that, pursuant to the ARIAD Pharmaceuticals, Inc. 2006 Long-Term Incentive Plan (the “2006 Plan”), the Board of Directors of ARIAD Pharmaceuticals, Inc. (the “Company”) has granted an option (the “Option”) to purchase shares of the Company’s common stock, $.001 par value per share (“Shares”), as follows:

Name of Participant:
Number of Option Shares:
Type of Stock Option Grant:
Exercise Price:
Date of Grant:

This Option is subject to all the terms, conditions and limitations set forth in the 2006 Plan, which is incorporated herein by reference, and to the following additional terms specified by the Board of Directors of the Company. The Option shall be exercisable as follows:

[terms]

The Option shall terminate ten years from the Date of Grant or such shorter period as set forth in the 2006 Plan in the event of the Optionee’s termination of service, Death or Disability. The Option is not assignable or transferable, other than as provided in the 2006 Plan. No partial exercise of the Option may be for less than 100 full shares. In no event shall the Company be required to issue fractional shares.

This Stock Option Certificate, together with the 2006 Plan and any other written agreement between the Company and the Participant relevant to the subject matter hereof and executed contemporaneously herewith or hereafter, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof and no other statement, representation, warranty, covenant or agreement shall affect or be used to interpret, change or restrict, the express terms and provisions of this Stock Option Grant, provided, however, in any event, this Stock Option Certificate shall be subject to and governed by the 2006 Plan.

In witness whereof, the Company has caused this Option Certificate to be executed by its duly authorized officers.

Dated:

Edward M. Fitzgerald	Harvey J. Berger, M.D.
Senior Vice President	Chairman and Chief Executive Officer
Finance and Corporate Operations
Chief Financial Officer